                                                                  EXHIBIT 10.24


                          MEMORANDUM OF UNDERSTANDING


      This Memorandum of Understanding is made and entered into this 28th day of January, 2003, by and between Broin Enterprises, Inc., a South Dakota corporation doing business as Dakota Commodities, having its principal office at 851 Washington, Scotland, SD 57059 (hereinafter referred to as the "Marketer") and Northern Lights Ethanol having its principal office at 48416 - 144th St., Big Stone City, SD (hereinafter referred to as "Plant").

                                R E C I T A L S

      1. Pursuant to the terms of the DDGS Marketing Agreement dated effective the 8th day of March, 2002, Marketer has the exclusive rights to market all DDGS produced from Plant's facility in Big Stone City.

      2. Marketer has entered into agreement with third parties to lease rail hopper cars (covered quadruple hopper car equipped with trough hatches and gravity discharge gates), hereinafter referred to as "Rail Cars".

      3. Plant desires to utilize Rail Cars leased by Marketer in the sale and delivery of Dry Distiller's Grain with Solubles ("DDGS") produced by Plant.

      4. Marketer and Plant desire to memorialize their mutual understanding of the terms and conditions for the use of Marketer's Rail Cars.

NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth and other good and valuable consideration, the receipt in sufficiency of which is hereby acknowledged, Marketer and Plant hereby acknowledge and agree as follows:

      1. Marketer will charge Plant for the use of Rail Cars in shipping DDGS from Plant location to customer rail delivery location. Marketer will notify Plant in advance of the rate it intends to charge for use of Rail Cars, processing, demurrage, Rail Car tracking, mileage credit audit and billing services. Plant may either accept or reject the rate offered by Marketer. If Marketer fails to quote a rate to Plant prior to the loading of any Rail Car, then both parties agree that the last rate charged by Marketer will apply. In the event that Plant allows Marketer's Rail Cars to be loaded without notifying Marketer of Plant's acceptance of the quoted rate, Plant shall be deemed to have accepted the rate quoted by Marketer.

      2. All mileage credits will be kept by Marketer to cover expenses.

      3. All demurrage fees that are out of the control of the Marketer shall be the responsibility of Plant. Examples of such situations include, but are not limited to, slow unloading Rail Cars related to condition of DDGS or Rail Cars idled due to inability to access plant site. Any other demurrage fees shall be the responsibility of Marketer.

      4. Both parties acknowledge and agree that Marketer shall be solely responsible for the coordination of the movement of Rail Cars. Plant acknowledges that Marketer may move cars between Plant and other ethanol plant locations in order to maximize efficiencies.

      5. Marketer will be responsible for damages incurred to Rail Cars in the ordinary course of business, except under circumstances described in #6 below.

      6. Marketer will provide Plant with Rail Car inspection procedures to be followed by Plant in order to assure that a proper base line of existing damage is documented. In the event that Plant fails to properly follow the Rail Car inspection procedures specified by Marketer, then Plant agrees to reimburse Marketer for any damage costs incurred by Marketer relating to Rail Cars in which such procedures were not followed.

      7. This memorandum of understanding may be terminated by either party by giving a 90 day notice to the other party. In the event of termination, both parties agree that the terms of this memorandum of understanding shall continue to apply to all DDGS shipping in progress using Marketer's Rail Cars on the date of notice of termination.

      Dated and effective the day and year first above written.

                                    BROIN ENTERPRISES, INC.
                                    D/B/A DAKOTA COMMODITIES


                                    By
                                      ----------------------------------------


                                    "PLANT"    Northern Lights Ethanol LLC
                                           -----------------------------------

                                     By  /s/ Blaine Gomer, General Manager
                                       ---------------------------------------


                                       2